UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                          Date of Report: May 29, 2002

                        Commission File Number: 000-28881

                OASIS ENTERTAINMENT'S FOURTH MOVIE PROJECT, INC.

Nevada                                                                88-0403762
(Jurisdiction  of  Incorporation)         (I.R.S.  Employer  Identification No.)

24843  Del  Prado,  Suite  326  Dana  Point,  California                   92629
(Address  of  principal executive offices)                            (Zip Code)

Registrant's  telephone  number,  including  area  code:         (949)  487-7295

PURPOSE OF AMENDMENT: Oasis Entertainment's Fourth Movie Project, Inc. (the "Company") hereby amends Items 1, 2, 5 and 6 of its Report on Form 8-K filed on May 24, 2002. This amendment deletes all information contained in Items 1, 2, 6 and amends Item 5 in its entirety to make clear that the share exchange and change of control described in Form 8-K originally filed have not occurred as of the date of the original Report nor have they occurred as of the date of this amendment.

 ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE. This Form 8-K is being filed in connection with Oasis Entertainment's Fourth Movie Project, Inc. ("Company") entering into a Plan of Exchange, dated May 17, 2002 (the "Agreement"), among the Company, Liberator Medical Supply, Inc. ("LMSI") and Mr. J. Dan Sifford, Jr., Chairman of the Board and majority shareholder of the Company ("Sifford"). Mr. Mark Libratore, President of LMSI ("Libratore") owns 100% of the outstanding shares of common stock, par value $.001 per share (the "LMSI Common Stock"), of LMSI. Pursuant to the Agreement, as of the Closing Date (as defined) Libratore, in a tax-free exchange, will exchange all of his shares of LMSI Common Stock for an aggregate of 30,000,000 shares of Common Stock of the Company. As a result, LMSI will become a wholly owned subsidiary of the Company and Libratore will become the holder of 71% of the Company's issued and outstanding Common Stock. As of the closing date, Libratore, as the holder of 71% of the Company's issued and outstanding Common Stock, will have acquired control of the Company indirectly from Sifford. In connection with the consummation of the Agreement,

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Libratore  will  be  delivered an additional 5 million shares of the outstanding shares  of  the  Company.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                OASIS ENTERTAINMENT'S FOURTH MOVIE PROJECT, INC.



By  /s/J.  Dan  Sifford,  Jr.
       J.  Dan  Sifford,  Jr.
       President/Director

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